UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SunTrust Banks, Inc.	SunTrust Capital IX
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Georgia	Delaware
(State of Incorporation or Organization)	(State of Incorporation or Organization)

58–1575035	To be applied for.
(IRS Employer Identification No.)	(IRS Employer Identification No.)

303 Peachtree Street N.E. Atlanta, Georgia	c/o SunTrust Banks, Inc. SunTrust Banks, Inc. 303 Peachtree Street N.E. Atlanta, Georgia
(Address of principal executive offices)	(Address of principal executive offices)

30308	30308
(Zip Code)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☑

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.☐

Securities Act registration statement file number to which this form relates: 333-137101 and 333-137101-05

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.875% Trust Preferred Securities of SunTrust Capital IX	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions set forth under the sections “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee,” “Relationship Among Trust Preferred Securities, Junior Subordinated Notes, and Guarantee” and “Replacement Capital Covenant” in the final prospectus supplement dated February 26, 2008, filed with the Securities and Exchange Commission on February 27, 2008, in connection with the automatic shelf registration statement on Form S-3 (Nos. 333-137101 and 333-137101-05) of SunTrust Banks, Inc. and SunTrust Capital IX, filed on September 5, 2006, as amended, are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

4.1	Form of Second Amended and Restated Declaration of Trust, among SunTrust Banks, Inc. as Sponsor, U.S. Bank National Association as Property Trustee, U.S. Bank Trust National Association as Delaware Trustee and the Administrative Trustees.

4.2	Form of Guarantee Agreement, between SunTrust Banks, Inc. and U.S. Bank National Association.

4.3	Indenture, dated as of October 25, 2006, between SunTrust Banks, Inc. and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.3 to SunTrust Banks, Inc.’s Form 8-A filed on December 5, 2006

4.4	Form of Third Supplemental Indenture to the Junior Subordinated Notes Indenture between SunTrust Banks, Inc. and U.S. Bank National Association.

4.5	Form of certificate representing the 7.875% Trust Preferred Securities (included in Exhibit 4.1).

4.6	Form of 7.875% Junior Subordinated Note (included in Exhibit 4.4).

4.7	Amended and Restated Certificate of Trust of SunTrust Capital IX, dated as of August 29, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

SUNTRUST CAPITAL IX

	By:	/s/ Raymond D. Fortin
Date: March 3, 2008		Raymond D. Fortin
Administrative Trustee

SUNTRUST BANKS, INC.

	By:	/s/ Raymond D. Fortin
Date: March 3, 2008		Raymond D. Fortin
Corporate Executive Vice President
General Counsel and Corporate Secretary